Exhibit 3 page 1 of 3
           ENTERGY CORPORATION AND SUBSIDIARIES
                CONSOLIDATED BALANCE SHEET
                          ASSETS
                      June 30, 2003
                       (Unaudited)
                      (In Thousands)
               CURRENT ASSETS
Cash and cash equivalents:
  Cash                                            $115,063
  Temporary cash investments - at cost,
   which approximates market                       962,535
  Special deposits                                     183
                                                ----------
     Total cash and cash equivalents             1,077,781
                                                ----------
Notes receivable                                    44,693
Accounts receivable:
  Customer                                         438,461
  Allowance for doubtful accounts                 (22,741)
  Other                                            281,422
  Accrued unbilled revenues                        431,532
                                                ----------
     Total receivables                           1,128,674
                                                ----------
Deferred fuel costs                                294,179
Fuel inventory - at average cost                   121,546
Materials and supplies - at average cost           547,253
Deferred nuclear refueling outage costs            174,542
Prepayments and other                              157,733
                                                ----------
TOTAL                                            3,546,401
                                                ----------
       OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity               975,907
Decommissioning trust funds                      2,196,536
Non-utility property - at cost (less
  accumulated depreciation)                        239,405
Other                                              453,627
                                                ----------
TOTAL                                            3,865,475
                                                ----------
        PROPERTY, PLANT AND EQUIPMENT
Electric                                        27,056,949
Property under capital lease                       761,039
Natural gas                                        214,458
Construction work in progress                    1,590,926
Nuclear fuel under capital lease                   264,013
Nuclear fuel                                       278,071
                                                ----------
TOTAL PROPERTY, PLANT AND EQUIPMENT             30,165,456
Less - accumulated depreciation and
  amortization                                  12,265,459
                                                ----------
PROPERTY, PLANT AND EQUIPMENT - NET             17,899,997
                                                ----------

      DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
  SFAS 109 regulatory asset - net                  834,362
  Unamortized loss on reacquired debt              149,147
  Other regulatory assets                        1,190,030
Long-term receivables                               22,852
Goodwill                                           377,172
Other                                              947,025
                                                ----------
TOTAL                                            3,520,588
                                                ----------
TOTAL ASSETS                                   $28,832,461
                                               ===========


                                     Exhibit 3 page 1 of 3

           ENTERGY CORPORATION AND SUBSIDIARIES
                CONSOLIDATED BALANCE SHEET
           LIABILITIES AND SHAREHOLDERS' EQUITY
                      June 30, 2003
                       (Unaudited)
                      (In Thousands)

             CURRENT LIABILITIES
Currently maturing long-term debt                 $776,896
Notes payable                                          351
Accounts payable                                   701,689
Customer deposits                                  206,101
Taxes accrued                                      289,299
Accumulated deferred income taxes                  118,243
Nuclear refueling outage costs                       2,566
Interest accrued                                   146,754
Obligations under capital leases                   153,106
Other                                              122,571
                                                ----------
TOTAL                                            2,517,576
                                                ----------
   DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes and taxes      4,565,754
accrued
Accumulated deferred investment tax credits        430,909
Obligations under capital leases                   156,960
Other regulatory liabilities                       276,513
Decommissioning                                  2,113,263
Transition to competition                           79,098
Regulatory reserves                                 44,358
Accumulated provisions                             418,995
Other                                            1,299,515
                                                ----------
TOTAL                                            9,385,365
                                                ----------

Long-term debt                                   7,863,613
Preferred stock with sinking fund                   22,077
Preferred stock without sinking fund               334,337
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts
  holding solely junior subordinated
  deferrable debentures                            215,000


            SHAREHOLDERS' EQUITY
Common stock, $.01 par value, authorized
  500,000,000 shares; issued 248,174,087
  shares in 2003                                     2,482
Paid-in capital                                  4,690,152
Retained earnings                                4,382,757
Accumulated other comprehensive income (loss)        6,553
Less - treasury stock, at cost (20,347,971
shares in 2003                                     587,451
                                                ----------
TOTAL                                            8,494,493
                                                ----------


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $28,832,461
                                               ===========

*Totals may not foot due to rounding.





                                 Exhibit 3 page 3 of 3

         ENTERGY CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF INCOME
        For the Six Months Ended June 30, 2003
                     (Unaudited)
                    (In Thousands)


          OPERATING REVENUES
Domestic electric                           $3,527,679
Natural gas                                    113,936
Competitive businesses                         750,017
                                            ----------
TOTAL                                        4,391,632
                                            ----------

          OPERATING EXPENSES
Operating and Maintenance:
   Fuel, fuel-related expenses, and
     gas purchased for resale                  884,055
   Purchased power                             809,172
   Nuclear refueling outage expenses            79,144
   Provision for turbine commitments,
     asset impairments
     and restructuring charges                  (7,743)
   Other operation and maintenance           1,095,909
Decommissioning                                 71,859
Taxes other than income taxes                  198,242
Depreciation and amortization                  416,492
Other regulatory charges (credits) -net         19,526
                                            ----------
TOTAL                                        3,566,656
                                            ----------

OPERATING INCOME                               824,976
                                            ----------

             OTHER INCOME
Allowance for equity funds used during          17,027
  construction
Gain on sale of assets                           1,062
Interest and dividend income                    59,751
Equity in earnings of unconsolidated           198,353
  equity affiliates
Miscellaneous - net                            (92,896)
                                            ----------
TOTAL                                          183,297
                                            ----------

      INTEREST AND OTHER CHARGES
Interest on long-term debt                     234,962
Other interest - net                            29,291
Distributions on preferred securities            9,419
of subsidiaries
Allowance for borrowed funds used
  during construction                          (13,168)
                                            -----------
TOTAL                                          260,504
                                            -----------

INCOME BEFORE INCOME TAXES AND                 747,769
CUMULATIVE EFFECT OF ACCOUNTING CHANGES

Income taxes                                   278,251
                                            -----------

INCOME BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGES                          469,518

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of
$93,754)                                       142,922
                                            -----------

CONSOLIDATED NET INCOME                        612,440

Preferred dividend requirements and other       11,792
                                            -----------


EARNINGS APPLICABLE TO
COMMON STOCK                                  $600,648
                                            ===========